SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: December 27, 1999
              (Date of earliest event reported: December 20, 1999)

                               CAIS INTERNET, INC.
             (Exact name of registrant as specified in its charter)


      Delaware                                          000-26103
(State or other jurisdiction of incorporation)      (Commission File Number)

    52-2066769
(IRS Employer Identification No.)


          1255 22nd Street, N.W., Washington, D.C.           20037
         (Address of Principal Executive Offices)           (Zip Code)


                                   (202) 715-1300
                    (Registrant's telephone number, including area code)

                                   With a copy to:
                           Morris F. DeFeo, Jr., Esq.
                             Morrison & Foerster LLP
                   2000 Pennsylvania Avenue, N.W., Suite 5500
                           Washington, D.C. 20006-1888

         Item 5.  Other Events.

         On December 21, 1999, the Registrant issued a press release announcing that it had signed a definitive agreement with an affiliate of Kohlberg Kravis Roberts & Co. (KKR), a private investment firm in New York, under which KKR, through its affiliate, will make a strategic investment of up to $200 million in the Registrant. Under a Preferred Stock Purchase Agreement between the Registrant and CII Ventures LLC dated as of December 20, 1999 ("Purchase Agreement"), CII Ventures will purchase $100 million of the Registrant's Series D convertible participating preferred stock ("Series D Shares"). The Series D Shares will be convertible into common stock of the Registrant, with an initial conversion price of $16.50 per share, subject to adjustment. The Purchase Agreement also includes a one-year option for CII Ventures to purchase up to an additional $100 million of Series E convertible participating preferred stock ("Series E Shares"). The Series E Shares are convertible into the Registrant's common stock, with a conversion price of $20.00 per share, subject to adjustment. Based on the Registrant's current capitalization, the investment by KKR in the Series D Shares would represent a 16.5 percent fully diluted capital interest in the Registrant. Upon the exercise of the option for the Series E Shares, the investment by KKR in the Series D and Series E Shares would represent a 26.4 percent fully diluted capital interest in the Registrant. The holders of the Series D and Series E Shares will be entitled to receive dividends, payable in additional shares, at a rate of 6 percent per annum compounded quarterly.

         Under a contemporaneously executed Stockholders Agreement, KKR has the right to designate two of eight members of the Registrant's Board of Directors. Upon exercise of the option for the Series E Shares, KKR would have the right to designate three of nine members of the Registrant's Board of Directors. KKR also has certain registration rights with respect to the Registrant's common stock issued upon conversion of the Series D and Series E Shares. The Stockholders Agreement also grants KKR certain consent rights with respect to certain corporate actions by the Registrant, including share issuances and mergers and other business combinations, subject to certain exceptions.

         The Registrant expects that KKR will make its initial purchase of Series D Shares in January 2000, subject to customary closing conditions and receipt of required consents.

   Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)  Exhibits.

         99.1 Press release of Registrant dated December 21, 1999.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  CAIS INTERNET, INC.




                                  By:  /s/ ULYSSES G. AUGER, II
                                       Ulysses G. Auger, II
                                       Chief Executive Officer and Chairman

Date:     December 27, 1999

EXHIBIT INDEX



Exhibit
Number                              Description

 99.1     Press release of Registrant dated December 21, 1999.

Date: December 21, 1999
For Immediate Release

Media Contact: Minda Markle
(202) 715-1325
e-mail: m.markle@cais.com

CAIS INTERNET TO RECEIVE UP TO $200 MILLION INVESTMENT FROM KKR

Leading Provider of Broadband Access Solutions To Accelerate Growth Plans with New Equity; Welcomes KKR to CAIS Board of Directors

WASHINGTON, D.C., December 21, 1999 - CAIS Internet (NASDAQ:CAIS) a leading provider of broadband Internet access solutions, announced today it had signed a definitive agreement with an affiliate of Kohlberg Kravis Roberts & Co. (KKR) under which KKR will make a strategic investment of up to $200 million in this fast-growing company. CAIS currently has master agreements to be the exclusive provider of high-speed Internet access to over 9,000 hotels worldwide, covering in excess of 1.1 million rooms. In addition, the company has long-term agreements to provide Internet access to 575 multi-family communities, reaching close to 200,000 residences.

An initial $100 million investment will be in the form of convertible preferred stock with a conversion price of $16.50 per share. The agreement also includes a one-year option for KKR to purchase an additional $100 million of convertible preferred stock with a conversion price of $20.00 per share. KKR's initial purchase will represent a 16.5 percent fully diluted capital interest in CAIS Internet. Upon the exercise of the option, KKR's investment would represent a
26.4 percent fully diluted capital interest in CAIS Internet. As a result of its investment, KKR will have two of eight seats on CAIS Internet's Board of Directors. KKR would have three Board seats upon the exercise of the option. Assuming the exercise of KKR's option, the average conversion price represents a 22% premium to CAIS's 30-day average closing price.

"KKR is discerning in its investments, and its relationship with CAIS represents the perfect marriage between "traditional" strategic financial capital and the new online economy," said Ulysses G. Auger II, Chief Executive Officer of CAIS Internet. "We welcome KKR's investment as a key validation of our business model. We are fortunate to be partnering with a firm with significant experience in the communications industry as well as with substantial access to investment capital. KKR's investment will enable us to ramp up our growth plans in the hospitality and apartment markets, both of which offer accelerating opportunities for our patented, simultaneous telephone and high speed Internet access solutions."

James H. Greene, Jr., a KKR partner, said, "CAIS is well positioned to provide faster, more cost effective Internet access and enhanced Internet services. We believe that CAIS has all the ingredients for significant value creation - an expanding customer base, exclusive long-term contracts, patented technology and, most important, a strong management team. This investment is another example of our ongoing focus on rapidly growing segments within the communications industry."

During 1999, CAIS signed a number of exclusive long-term contracts to provide turn-key broadband access and portal content solutions to hotels and apartment buildings with reliable, affordable services and customized content for an enhanced online experience. CAIS Internet has master agreements with major hotel chains like Hilton Hotels, John Q. Hammons Hotels, Carlson Worldwide Properties, Staybridge Suites by Holiday Inn, Cendant Corporation and Bass Hotels - including brands like Hilton, Hilton Garden Inn, Radisson, Embassy Suites, Doubletree Suites, Ramada, Hampton Inn, Holiday Inn, Sheraton, Crowne Plaza and Inter-Continental. Most recently CAIS signed a multi-year contract with Prime Hospitality, which includes the AmeriSuites and Wellesley Inn & Suites brands. Many of these hotels also plan to carry CAIS meeting room and kiosk Internet access solutions.

CAIS is also a leader in delivering Internet solutions to apartment communities, having signed contracts covering more than 575 buildings. To date, CAIS has a strategic relationship with One Point Communications, and contracts with Town & Country, Tarragon Realty and United Dominion apartment residences nationwide.

The Company was advised by Bear Stearns. KKR's initial investment is expected to be made, subject to customary closing conditions, in January of 2000.



About CAIS Internet

CAIS Internet, Inc. (Nasdaq: CAIS) is a leading broadband access solutions company. CAIS provides customers with comprehensive high speed Internet solutions while at home in apartments, at work in small-to-medium businesses, or on-the-go at hotels, airports, travel plazas, cruise ships and retail stores. Whether it's an innovative solution for DSL & leased-line dedicated access, creating an in-building network for multiple users, or providing a public area Internet kiosk, the company delivers a cost-effective, easy and convenient Internet experience for customers. The customer experience is the result of a one-stop, integrated solutions package of innovative CAIS network access and technologies, award-winning IPORT software, customer support, portal content and systems.

CAIS Internet currently is the designated Internet access solution in the largest footprint of hotels and apartment buildings nationwide. Additionally, CAIS recently unveiled its portal with 110 leading Internet content partners, which upon full installation of its properties will be the widest viewed in the hospitality industry and multifamily or apartment community. The CAIS portal is the first portal built at broadband speeds, especially designed to provide a media-rich experience for the millions of CAIS customers who will log onto its service.

Combined with CAIS Internet, the company's software subsidiary CAIS Software Solutions, and its business center subsidiary Business Anywhere", CAIS brings broadband connectivity to markets where Internet access did not previously exist. CAIS Internet operates a Cisco-Powered, clear-channel Internet and ATM Network. CAIS currently peers with public and private partners, and at national exchange points MAE East, MAE East ATM, MAE West, and AADS. CAIS recently announced an agreement with Qwest that expands the CAIS network to 38 POPs nationwide, which accelerated CAIS network development one year ahead of forecast. Qwest also took a 6.2% equity stake in the broadband solutions provider.

CAIS Internet is headquartered in Washington, DC. More information on the company is available by calling 202.715.1300, or visiting the company's web site at www.cais.com.

About KKR

KKR is a private investment firm with offices in New York City, Menlo Park, and London. Recent communications industry investments include Reltec Corporation, Amphenol Corporation, Birch Telecom, Inc. and Zhone Technologies, Inc.



This press release contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets, management's beliefs and assumptions. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, which may cause actual results, performance or achievements of the Company to be materially different from the results or plans expressed or implied by such statements.

This release contains statements relating to CAIS's future expectations and business strategies or other "forward-looking" information. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those contemplated by the statements. Important factors that may cause actual results to differ from projections include, among others: changes in business conditions; changes in the Internet services industry and the general economy; our limited operating history; our ability to manage rapid growth; our ability to enter into joint ventures and other strategic relationships with companies on terms acceptable to us; and the impact of computer and related problems that may arise from the Year 2000 problem on our business.



       (C)1999 Copyright CAIS In